Exhibit 4.1

CLECO POWER LLC

(Successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Successor to The Bank of New York, successor to Bankers Trust Company),

as Trustee

TENTH SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 13, 2009

Supplementing the Indenture

dated as of October 1, 1988

TENTH SUPPLEMENTAL INDENTURE, dated as of November 13, 2009, between CLECO POWER LLC (successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.), a Louisiana limited liability company (the “Company”), having its principal office at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to The Bank of New York, successor to Bankers Trust Company), a national banking association organized under the laws of the United States, as trustee (the “Trustee”), having its Corporate Trust Office at 601 Poydras Street, New Orleans, Louisiana 70130 (the “Tenth Supplemental Indenture”).

RECITALS OF THE COMPANY

Central Louisiana Electric Company, Inc., a Louisiana corporation, executed and delivered its Indenture dated as of October 1, 1988 to Bankers Trust Company, as trustee (the “Original Indenture” and, as previously and hereby supplemented and amended, the “Indenture”), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, in the manner and subject to the conditions set forth therein. Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be.

Cleco Utility Group Inc. (formerly Central Louisiana Electric Company, Inc.) (“Utility Group”) executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 2000 (the “First Supplemental Indenture”) to the Original Indenture, as permitted by Section 901(8) of the Original Indenture, in order to amend the Original Indenture in certain respects to clarify that Utility Group could consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any limited liability company.

Pursuant to that certain Joint Agreement of Merger of Utility Group with and into Cleco Power LLC effective December 31, 2000, Utility Group merged with and into the Company, and the Company was vested with all rights, privileges and franchises of Utility Group and became responsible for all liabilities and obligations of Utility Group.

The Company, as successor to Utility Group, executed and delivered to the Trustee a Second Supplemental Indenture dated as of January 1, 2001 (the “Second Supplemental Indenture”) to the Original Indenture as supplemented and modified by the First Supplemental Indenture, in accordance with Section 901(1) thereof, in order to evidence and confirm its succession to Utility Group and its assumption of the covenants therein contained and the Securities.

The Company executed and delivered to the Trustee a Third Supplemental Indenture dated as of April 26, 2001 to the Original Indenture, a Fourth Supplemental Indenture dated as of February 1, 2002 to the Original Indenture, a Fifth Supplemental Indenture dated as of May 1, 2002 to the Original Indenture, a Sixth Supplemental Indenture dated as of April 28, 2003 to the Original Indenture, a Seventh Supplemental Indenture dated as of July 6, 2005 to the Original Indenture, an Eighth Supplemental Indenture dated as of November 30, 2005 (the “Eighth Supplemental Indenture”) to the Original Indenture and a Ninth Supplemental Indenture dated as of June 3, 2008 to the Original Indenture, in each case as supplemented and modified by the supplemental indentures entered into prior thereto and providing for the creation and issue of an additional series of securities as provided therein.

1

Pursuant to the terms of the Original Indenture and the Eighth Supplemental Indenture, the Company established and issued a series of Securities designated “6.50% Notes due December 1, 2035” (the “Series 2035 Notes”) in the initial aggregate principal amount of $150,000,000 (the “Initial Notes”), subject to the right of the Company to issue additional Securities of such series.

The Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901(6) thereof, and the Eighth Supplemental Indenture, including Section 2.02 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Tenth Supplemental Indenture to the Indenture in accordance with Sections 201, 301 and 303 of the Original Indenture in order to reopen the Series 2035 Notes and issue additional Series 2035 Notes in the aggregate principal amount of $145,000,000 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), which will constitute a further issuance of Series 2035 Notes and will be consolidated with the Initial Notes so as to form a single series therewith, and will have the same CUSIP number and the same terms as the Series 2035 Notes.

All things necessary to make this Tenth Supplemental Indenture a valid agreement of the Company have been done.

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained in the Indenture and in this Tenth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all the Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

REOPENING OF THE SERIES 2035 NOTES

Section 1.01. Reopening of the Series 2035 Notes. The Series 2035 Notes are hereby reopened, and the aggregate principal amount of the Additional Notes that may be authenticated and delivered under the Eighth Supplemental Indenture and this Tenth Supplemental Indenture shall not, except as permitted by the Indenture, exceed $145,000,000; provided, however, that the authorized aggregate principal amount of Series 2035 Notes may in the future be increased without the consent of the Holders pursuant to the provisions of the Indenture.

Section 1.02. Form and Other Terms of Series 2035 Notes; Incorporation of Terms. The Additional Notes shall be substantially in the form attached as Exhibit A to the Eighth Supplemental Indenture; provided, however, that such form with respect to the Additional Notes

2

may contain such changes as may be appropriate to reflect the issuance of the Additional Notes as of the date of this Tenth Supplemental Indenture. The terms of the Series 2035 Notes are hereby incorporated by reference herein and are part of this Tenth Supplemental Indenture.

Section 1.03. Terms of Indenture and the Eight Supplemental Indenture; Incorporation of Terms. All terms of the Eighth Supplemental Indenture applicable to the Series 2035 Notes shall apply with the same force and effect to the Initial Notes and to the Additional Notes, except that the Additional Notes will be issued on November 13, 2009, and interest on the Additional Notes shall accrue from June 1, 2009 and be payable commencing December 1, 2009. The Additional Notes shall constitute a further issuance of Series 2035 Notes and shall be deemed to constitute a single series with the Initial Notes, with the same CUSIP number as the Initial Notes. Without limiting the generality of the foregoing, the holders of the Initial Notes and the Additional Notes shall vote together with respect to all matters upon which such holders are entitled to vote or consent under the terms of the Indenture, as supplemented by the Eight Supplemental Indenture and this Tenth Supplemental Indenture. The terms of the Eight Supplemental Indenture applicable to the Series 2035 Notes are hereby incorporated by reference herein and are part of this Tenth Supplemental Indenture.

ARTICLE TWO

MISCELLANEOUS

Section 2.01. One Instrument. As supplemented by this Tenth Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument.

Section 2.02. No Additional Duties. Except as expressly set forth in this Tenth Supplemental Indenture, the Trustee assumes no duties, responsibilities or liabilities by reason of this Tenth Supplemental Indenture, other than as set forth in the Indenture, as fully as if said terms and conditions were herein set forth at length.

Section 2.03. Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 2.04. Governing Law. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

[Signature pages follow.]

3

IN WITNESS WHEREOF, the Company has caused this Tenth Supplemental Indenture to be executed in its limited liability company name and its limited liability company seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.

CLECO POWER LLC

[SEAL]

By:
Charles A. Mannix
Vice President – Tax & Treasurer

ATTEST:

Judy P. Miller
Corporate Secretary

Signed, sealed, acknowledged and delivered by CLECO POWER LLC, in the presence of:

Name:

Name:

[Signatures continued on next page.]

IN WITNESS WHEREOF, the Trustee has caused this Tenth Supplemental Indenture to be executed in its corporate name and attested by its duly authorized officers, all as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Byron P. Poydras
Vice President

ATTEST:

David M. Lonibos
Vice President

Signed, acknowledged and delivered by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. in the presence of:

Name:

Name:

STATE OF LOUISIANA

PARISH OF

BE IT KNOWN, that on this      day of November, 2009, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared:

1.	Charles A. Mannix

2.	Judy P. Miller

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the Vice President – Tax & Treasurer and (2) the Corporate Secretary of Cleco Power LLC (the “Company”); that the seal impressed beside their respective signatures on the foregoing Tenth Supplemental Indenture is the official seal of the Company; that the aforesaid instrument was signed and sealed by them, on behalf of the Company by authority of a resolution duly adopted by the Board of Managers of the Company on October 30, 2009; and that the above named persons acknowledge said instrument to be the free act and deed of the Company.

1.
Charles A. Mannix
Vice President – Tax & Treasurer

2.
Judy P. Miller
Corporate Secretary
WITNESSES:

Notary Public

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this      day of November, 2009, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared:

1.	Byron P. Poydras

2.	David M. Lonibos

to me known to be the identical persons who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are respectively (1) the Vice President and (2) the Vice President of The Bank of New York Mellon Trust Company, N.A. (the “Trustee”); that the aforesaid instrument was signed by them on behalf of the Trustee by authority of its By-laws; and that the above named persons acknowledge said instrument to be the free act and deed of the Trustee.

1.
Byron P. Poydras
Vice President

2.
David M. Lonibos
Vice President
WITNESSES:

Notary Public